CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2025 relating to the financial statements of Instil Bio, Inc. appearing in the Annual Report on Form 10-K of Instil Bio, Inc. for the year ended December 31, 2024.

/S/ Deloitte & Touche LLP

San Diego, California
March 4, 2025